UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): June 29, 2025

Black Stone Minerals, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-37362	47-1846692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1001 Fannin Street, Suite 2020
Houston,	Texas	77002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: Not Applicable (Former name or former address, if changed since last report)	(713)	445-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	BSM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As disclosed on Black Stone Minerals, L.P.’s (the “Partnership”) Form 8-K filed June 18, 2025, Carrie Clark stepped down from her position of Senior Vice President and Chief Commercial Officer of Black Stone Minerals GP, L.L.C., the Partnership’s general partner (the “General Partner”), on June 17, 2025. On June 29, 2025, Black Stone Natural Resources Management Company (the “Employer”) and the General Partner entered into a Separation Agreement and General Release of Claims (the “Agreement”) with Ms. Clark that is substantially consistent with her existing severance agreement. Pursuant to the Agreement, so long as Ms. Clark satisfies the terms and conditions of the Agreement, Ms. Clark will receive the following consideration in accordance with the terms of her severance agreement with the Employer and the applicable equity award agreements with the General Partner:

•a lump sum cash payment of $826,173;

•for a period of up to 12 months (or until Ms. Clark is eligible to be covered under another employer’s group health plan), monthly reimbursement for the cost of COBRA continuation coverage;

•accelerated vesting of a pro-rated portion of Ms. Clark’s outstanding restricted common units in the Partnership (the “Common Units”) in the amount of 18,339 Common Units;

•accelerated vesting of a pro-rated portion of Ms. Clark’s outstanding performance units and associated distribution equivalent rights, settled through the issuance of Common Units in the amount of 58,552 Common Units (before settlement of distribution equivalent rights); and

•elimination of employment-based forfeiture restrictions (but not performance-based forfeiture restrictions) with respect to 111,751 performance units relating to a 2022 aspirational performance award.

Ms. Clark remains subject to the confidentiality, non-competition, non-solicitation and non-disparagement covenants set forth in her severance agreement with the Employer. In addition, pursuant to the Agreement, Ms. Clark has agreed to provide consulting services to the General Partner and its affiliates through September 30, 2025, or such earlier time as the consulting period terminates pursuant to the Agreement. In exchange for providing the consulting services, Ms. Clark will be compensated at a rate of $33,333 per month. The foregoing description does not purport to be complete and is qualified by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement and General Release of Claims, dated as of June 29, 2025, by and among Carrie Clark, Black Stone Natural Resources Management Company, and Black Stone Minerals GP, L.L.C.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STONE MINERALS, L.P.

	By:	Black Stone Minerals GP, L.L.C., its general partner

Date: June 30, 2025	By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Separation Agreement and General Release of Claims, dated as of June 29, 2025, by and among Carrie Clark, Black Stone Natural Resources Management Company, and Black Stone Minerals GP, L.L.C.
104	Cover Page Interactive Data File (formatted as Inline XBRL).
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